Exhibit 10.63

INDEMNIFICATION AGREEMENT

[FORM OF OFFICE DEPOT INDEMNIFICATION AGREEMENT]

This Indemnification Agreement (this “Agreement”) is dated as of                     , 201    , and is between Office Depot, Inc., a Delaware corporation (the “Company”), and [Name of director/officer] (“Indemnitee”).

RECITALS

A. The Company believes that in order for the Company to attract and retain highly competent persons to serve as directors or officers, the Company must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

B. The Company desires and has requested Indemnitee to serve as a director and/or officer of the Company and, in order to induce the Indemnitee to serve as a director and/or officer of the Company, the Company is willing to grant the Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve on the basis that such indemnification be provided.

C. In recognition of the need to provide Indemnitee with substantial protection against personal liability, to procure Indemnitee’s continued service as a director and/or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or by-laws, any change in the composition of the Board of Directors (the “Board”) or any change in control (as defined in Section 4 herein) or business combination transaction relating to the Company), the parties to this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

In consideration of Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Indemnification.

To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”):

(a) The Company shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity.

(b) The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals.

Section 2. Advance Payment of Expenses. To the fullest extent permitted by the DGCL, expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within 20 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 7.

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(b) With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c) To the fullest extent permitted by the DGCL, the Company’s assumption of the defense of an action, suit or proceeding in accordance with paragraph 3(b) will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 1 of this Agreement.

(d) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a). If the Company determines that Indemnitee is entitled to such indemnification or, as contemplated by paragraph 3(c) the Company has acknowledged such entitlement, the Company will make payment to Indemnitee of the indemnifiable amount within such 30 day period. If the Company is not deemed to have so acknowledged such entitlement or the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 7, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL.

(e) In the event that (i) the Company determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period or no later than 60 days following receipt of a request for indemnification as described above, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by the DGCL.

(f) Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence.

Section 4. Change in Control.

(a) The Company agrees that if there is a change in control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and advancement of expenses under this Agreement, any other agreement or the Company’s certificate of incorporation or by-laws now or hereafter in effect, the Company shall seek legal advice only from independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld); provided however, that if more than one independent counsel has been selected by separate Indemnitees such Indemnitees must agree upon one independent counsel, and the Company shall only be required to pay the reasonable fees of one independent counsel unless there is or is reasonably likely to be a conflict of interest or position between such Indemnitees with respect to a significant issue. In addition, upon written request by Indemnitee for indemnification pursuant to Section

3(a), a determination, if required by the DGCL, with respect to Indemnitee’s entitlement thereto shall be made by such independent counsel in a written opinion to the Board of the Company, a copy of which shall be delivered to Indemnitee. The Company agrees to pay the reasonable fees of the independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b) For purposes of this Section 4, the following definitions shall apply:

(i) A “change in control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following: (A) Acquisition of Stock by Third Party: any person (as defined below) is or becomes the beneficial owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, (B) Change in Board Composition: during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of the Company, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 4(b)(i)(A), 4(b)(i)(C) or 4(b)(i)(D) or a director whose initial nomination for, or assumption of office as, a member of the Board of the Company occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of the Company) whose election by the Board of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board of the Company, (C) Corporate Transactions: the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity, and (D) Liquidation: the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, and (E) Other Events: there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of Section 4(b)(i), the following terms shall have the following meanings:

(I) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(II) “person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that person shall exclude (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (c) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(III) “beneficial owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that beneficial owner shall exclude any person otherwise becoming a beneficial owner by reason of the stockholders of the Company approving a merger of the Company with another entity or the Board of the Company approving the sale of securities by the Company to such person.

(ii) The term “independent counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law generally and the DGCL specifically and neither presently is, nor in the past five years has been, retained to represent: (A) the Company or Indemnitee in any matter material to either such party, or (B) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

Section 5. Insurance and Subrogation.

(a) The Company may purchase and maintain a policy or policies of insurance, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 6. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative, investigative or other, and whether made pursuant to federal, state or other law.

(b) The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c) The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(d) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

Section 7. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. Prior to a change of control, to indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to any compulsory counterclaim brought by Indemnitee or an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 7(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of the Company.

(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the DGCL), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 7(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 2.

(c) Section 16(b) Matters. To indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d) Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct.

(e) Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

(f) Compensation Clawback. To indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

Section 8. Certain Settlement Provisions. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.

Section 9. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 5(c), 7 or 8.

Section 11. Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Company shall be directed to Office Depot, Inc., 6600 North Military Trail, Boca Raton, FL 33496, Attention: Chief Legal Officer. Notice to Indemnitee shall be directed to [XXXXXXXXXXXXXXXXX].

Section 12. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the Company’s certificate of incorporation or by-laws, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the Company’s certificate of incorporation or by-laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 13. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director of the Company or in the employ of the Company. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director, officer, employee or agent of the Company.

Section 14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the DGCL.

Section 15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 16. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section 17. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18. Service of Process and Venue. The Company hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement may be brought in the Chancery Court of the State of Delaware (the “Delaware Court”), (b) consents to submit to the non-exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoints, to the extent the Company is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon the Company personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement, notwithstanding that both parties are not signatories to the original or same counterpart. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 21. Headings and Section References. The headings and section and subsection references contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references are to this Agreement unless otherwise specified.

This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

OFFICE DEPOT, INC.	INDEMNITEE:

By
Name:	Name:
Title:	Title: